UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2010

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

New Revolving Credit Agreement

On January 28, 2010, James River Coal Company (the “Company”) entered into an Amended and Restated Revolving Credit Agreement by and among the Company, certain of its subsidiaries, the lenders party thereto, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, with GE Capital Markets, Inc. and UBS Securities LLC having acted as Joint Lead Arrangers and Joint Bookrunners (the “New Revolving Credit Agreement”).  The New Revolving Credit Agreement supersedes and replaces the Revolving Credit Agreement, originally dated as of February 26, 2007, and amended several times thereafter, entered into among the Company, certain of its subsidiaries, the lenders parties thereto, and General Electric Capital Corporation, as Co-Lead Arranger, Administrative Agent and Collateral Agent, with Morgan Stanley Senior Funding, Inc. having acted as Co-Lead Arranger (the “Original Revolving Credit Agreement”).  The Company intends to utilize the loans and letters of credit available to it and its subsidiaries under the New Revolving Credit Agreement to (i) replace the existing letters of credit issued for its account under the Term Credit Agreement described below and (ii) provide for the on-going working capital needs and other general corporate purposes of the Company and its subsidiaries.

The New Revolving Credit Agreement provides for a revolving line of credit of up to $65,000,000 including a $65,000,000 letter of credit subfacility (collectively, the “New Revolving Credit Facility”).  The aggregate amount of loans and letters of credit that may be obtained by the Company and its subsidiaries at any time under the New Revolving Credit Facility is limited to an amount equal to the lesser of (i) $65,000,000 and (ii) the amount of the Borrowing Base (as defined in the New Revolving Credit Agreement).

The New Revolving Credit Facility ranks pari passu in right of payment with the obligations of the Company and its subsidiaries under the term loan letter of credit facility provided under the Term Credit Agreement, originally dated as of February 26, 2007, and amended several times thereafter, entered into among the Company, certain of its subsidiaries, the lenders party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent, Sole Bookrunner and Lead Arranger, and Morgan Stanley & Co. Incorporated as Collateral Agent (the “Term Credit Agreement”).  The Company intends to use the letters of credit issued for its account under the New Revolving Credit Agreement to replace the existing letters of credit issued for its account under the Term Credit Agreement and the Company intends to terminate the Term Credit Agreement when all of such existing Term Credit Agreement letters of credit have been so replaced.

The New Revolving Credit Facility will terminate on February 26, 2012, and no additional loans or letters of credit may be obtained by the Company and its subsidiaries under the New Revolving Credit Facility on or after that date and all obligations of the Company and its subsidiaries under the New Revolving Credit Facility shall mature and be payable on such date.

Loans under the New Revolving Credit Facility will bear interest, at the Company’s option, at a rate per annum equal to either (a) the sum of the Base Rate (defined as the higher of (1) the Prime Rate, (2) the Federal Funds Rate plus three percentage points, and (3) the three-month LIBOR Rate plus one percentage point) plus 3.00% per annum or (b) the sum of the LIBOR Rate (defined as the higher of (1) the one-, two- or three-month LIBOR Rate as selected by the Company or (2) the three-month LIBOR Rate) plus 4.00% per annum.  Accrued interest on each loan under the New Revolving Credit Facility bearing interest based on the Base Rate shall be payable monthly in arrears and accrued interest on each loan under the New Revolving Credit Facility bearing interest based on the LIBOR Rate shall be payable at the end of such loan’s one-, two- or three-month interest period.

The Company will pay a letter of credit fee under the New Revolving Credit Facility at a rate per annum equal to 4.25% times the undrawn amount of each outstanding letter of credit issued under the New Revolving Credit Facility, which fee shall be payable monthly in arrears as well as upon the expiration of such letter of credit and the termination of the Revolving Credit Facility.

The Company will pay a commitment fee under the New Revolving Credit Agreement at a rate per annum equal to 0.50% times the unused amount of the Revolving Credit Facility, which fee shall be payable monthly in arrears as well as upon the termination of the Revolving Credit Facility.

After an event of default, all obligations of the Company and its subsidiaries under the New Revolving Credit Facility will bear interest (and letter of credit fees will accrue) at the otherwise applicable rate plus an additional 2.00% per annum.

The New Revolving Credit Agreement contains such representations and warranties and such financial, affirmative and negative covenants by the Company and its subsidiaries as are usual and customary for credit agreements of such kind, including, without limitation, limitations on capital expenditures that may be made in any fiscal year (other than those mandated by law or by governmental regulation, directive, guideline or decision).

In addition, the New Revolving Credit Agreement contains a covenant requiring the Company and its subsidiaries to have a specified minimum Consolidated EBITDA (as defined in the New Revolving Credit Agreement) for each measurement period of four consecutive fiscal quarters as well as a covenant prohibiting the Company and its subsidiaries from exceeding  a specified Leverage Ratio (as defined in the New Revolving Credit Agreement) for each measurement period of four consecutive fiscal quarters, but such minimum Consolidated EBITDA and maximum Leverage Ratio covenants only will apply when the unrestricted domestic cash of the Company and its subsidiaries drops below $75,000,000 and will continue to apply until the unrestricted domestic cash of the Company and its Subsidiaries exceeds $75,000,000 for 90 consecutive days.  Such unrestricted domestic cash of the Company and its Subsidiaries was in excess of $75,000,000 as of January 31, 2010.

The New Revolving Credit Agreement include such events of default (and, as appropriate, grace periods) and representations and warranties as are usual and customary for credit agreements of such kind.

The Company has paid  customary closing, amendment and arrangement fees upon the closing of the New Revolving Credit Agreement and will also pay collateral monitoring and other fees customary for transactions of this type.

The description of the New Revolving Credit Agreement set forth above is a summary and is not meant to be a complete description of the New Revolving Credit Agreement.  The description of the New Revolving Credit Agreement set forth above is qualified by reference to the New Revolving Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.  The New Revolving Credit Agreement has been included to provide information regarding its terms, however it is not intended to provide any other factual or disclosure information about the Company.  Any representations and warranties of a party set forth in the New Revolving Credit Agreement (including all exhibits and schedules thereto) have been made solely for the benefit of the other party to the agreement.  Some of the representations and warranties were made only as of the date of the New Revolving Credit Agreement or such other date as specified in the New Revolving Credit Agreement, may be subject to a contractual standard of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.02 relating to the termination of the Original Revolving Credit Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the New Revolving Credit Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Revolving Credit Agreement by and among James River Coal Company, James River Coal Service Company, Leeco, Inc., Triad Mining, Inc., Triad Underground Mining, LLC, Bledsoe Coal Corporation, Johns Creek Elkhorn Coal Corporation, Bell County Coal Corporation, James River Coal Sales, Inc., Bledsoe Coal Leasing Company, Blue Diamond Coal Company, and McCoy Elkhorn Coal Corporation, as Borrowers, the other Credit Parties thereto from time to time, as Guarantors, the Lenders party thereto from time to time, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, GE Capital Markets, Inc., and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and UBS Securities LLC, as Documentation Agent, dated as of January 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  February 3, 2010